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                                                                   Exhibit 10.10


                            BAKER HUGHES INCORPORATED
                           DIRECTOR RETIREMENT POLICY
                                  (THE "PLAN")


         No additional benefits will accrue under this Plan; however, the Plan will remain in effect until all current benefits accrued thereunder are paid to the Directors in accordance with the terms and conditions of the Plan in effect as of December 31, 2001.



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                            BAKER HUGHES INCORPORATED
                              RETIREMENT POLICY FOR
                    CERTAIN MEMBERS OF THE BOARD OF DIRECTORS

         BAKER HUGHES INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Company"), adopts the following Retirement Policy (the "Policy") pursuant to action of its Board of Directors (the "Board") taken on December 2, 1987.

         1. Eligibility. The Policy shall cover any member of the Board (a "Director"), other than a Director who is or has ever been an officer or employee of the Company.

         2. Retirement Benefit. Any eligible Director shall be paid a benefit under the Policy as determined below upon the Director's total and permanent disability, resignation from the Board or removal from the Board on account of any Rule of Governance other than any rule relating to attendance. No benefit shall be paid to an eligible Director who ceases to serve on the Board by reason of death.

         3. Amount of Benefit. An eligible Director who is entitled to receive a benefit under paragraph 2 shall be paid a benefit equal to the amount of the annual basic retainer paid to Directors who are not employees of the Company, at the rate in effect on December 31 of the year preceding the year in which the eligible Director ceases to be a member of the Board, multiplied by the number of years of his or her service on the Board, to a maximum of ten years, with a proration of benefits on a monthly basis for partial years of service. In determining the number of years of service of a Director who has been reappointed or reelected to the Board after having received benefits hereunder, the Director shall not receive credit for years of service (or portions thereof)


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with respect to which the Director has been paid benefits hereunder but such years (or portions thereof) shall be taken into account in applying the ten year cap on benefits hereunder.

         4. Payment of Benefits. At the election of an eligible Director, his or her retirement benefit shall be payable either annually or quarterly at the annual or quarterly rate in effect as of the December 31 preceding the Director's retirement. Annual benefits shall be payable with respect to any year or part of a year of retirement on January 2 of the following year and quarterly benefits shall be paid fifteen days after the end of each calendar quarter, beginning on the first such date following the Director's retirement. In the event an eligible Director does not make an election hereunder, his or her benefits shall be paid on an annual basis.

         5. Termination of Benefits. Notwithstanding any other provision hereof to the contrary, all benefits payable hereunder shall terminate upon the death of an eligible Director. Upon the reappointment or reelection of a retired Director to the Board, the payment of benefits hereunder with respect service on the Board prior to said reappointment or reelection shall terminate.

         6. No Funding. Benefits under this Policy shall not be funded and shall be paid by the Company from its general assets. No person shall have any preferred claim on, or any beneficial ownership in, any assets of the Company prior to the time such assets are paid to an eligible Director and all rights created under this Policy shall be the mere unsecured contractual rights of an eligible Director against the Company.

         7. No Assignment. No Director may sell, assign, encumber or otherwise transfer, assign or alienate his or her interest under this Policy and any attempt to do so shall be void and ineffective. In addition, the interest of a Director shall not be subject to attachment, execution,


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garnishment, claims arising from proceedings in bankruptcy or any other form of legal or equitable levy or lien.

         8. Miscellaneous. Nothing contained herein shall be construed as an employment contract or give any Director the right to continue to serve as a Director. This Policy may be amended or terminated at any time in the sole and absolute discretion of the Board, provided that no amendment or termination shall reduce benefits which are then in pay status. This Policy shall be governed by and construed under the laws of the State of Delaware.


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